VOTING AGREEMENT

VOTING AGREEMENT, dated as of September 23, 2010, (this “Agreement”), by and between Global Investor Services, Inc., a Nevada corporation (“Global” or the “Company”) and The Cougar Group (“Principal Shareholder”).

WHEREAS, as of the date hereof, Principal Shareholder owns 120,000,000 shares (the “Shares”) of the Common Stock, $0.001 par value (the “Company Common Stock”), of Global that have been acquired pursuant to that certain Sales Agency Agreement between the Company and Principal Shareholder dated the same date hereof (the “Sales Agreement”);

WHEREAS, as a condition to its willingness to enter into the Sales Agreement, Global has required that Principal Shareholder execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Sales Agreement.

2. Representations of Principal Shareholder.

(a) Principal Shareholder hereby represents and warrants to Global as follows:

(i) Principal Shareholder is the record and beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, but without regard to any conditions (including the passage of time) to the acquisition of such shares) of, and has good and valid and marketable title to, the Shares.

(ii) As of the date hereof, Principal Shareholder is not the record or beneficial owner of any shares of Company Common Stock or other voting securities or instruments of the Company, other than the Shares.

(iii) Principal Shareholder has all requisite power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(iv) This Agreement has been duly executed and delivered by Principal Shareholder and this Agreement constitutes a valid and binding agreement of Principal Shareholder, enforceable against Principal Shareholder in accordance with its terms.

(v) Other than as required or permitted by this Agreement, the Shares are now and shall at all times during the term of this Agreement be owned of record by Principal Shareholder, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or voting of the Shares in any such case that would, individually or in the aggregate, reasonably be expected to materially impair the ability of Principal Shareholder to perform his obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement, and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any of the Shares other than this Agreement.

(vi) The execution and delivery of this Agreement by Principal Shareholder and the performance by Principal Shareholder of its obligations hereunder will not (including with notice or lapse of time or both):

(1) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party;

(2) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Principal Shareholder is a party or by which Principal Shareholder or any of its assets is bound that would, individually or in the aggregate, reasonably be expected to materially impair the ability of Principal Shareholder to perform his obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

(3) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Principal Shareholder in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Principal Shareholder to perform his obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

(vii) Principal Shareholder acknowledges receipt and review of the Sales Agreement and understands the terms and conditions thereof. Principal Shareholder has had the opportunity to review this Agreement and the Sales Agreement with counsel of its own choosing. Principal Shareholder understands and acknowledges that Global is entering into the Sales Agreement in reliance upon Principal Shareholder’s execution, delivery and performance of this Agreement.

(b) Except where expressly stated to be given as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the date of termination of this Agreement.

3. Agreement to Vote Shares.

(a) As long as Principal Shareholder is the owner of the Shares, Principal Stockholder agrees to: (i) appear (in person or by proxy) at any annual or special meeting of the shareholders of the Company for the purpose of obtaining a quorum; and (ii) vote (or, if requested, execute proxies), or execute a written consent or consents if shareholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of shareholders of the Company in favor of approval of all items as directed by Nicholas Maturo and Ryan Smith, at every meeting (or in connection with any action by written consent) of the shareholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (b) against all items as directed by Nicholas Maturo and Ryan Smith.

(b) In furtherance of the covenants set forth in Sections 3(a) hereof, upon execution of this Agreement, Principal Shareholder shall deliver to Global a proxy authorizing Nicholas Maturo and Ryan Smith to vote the Shares in accordance with Section 3(a) of this Agreement, in the form of Annex A attached hereto for a period commencing on the date of this Agreement continuing through the release of the Shares in accordance with the Escrow Agreement entered by and between Global, Principal Shareholder and Law Offices of Stephen M. Fleming PLLC as of the date hereof (the “Escrow”).  However, if the amount of Shares is less than 120,000,000 Shares held in Escrow, then the Proxy shall continue to be enforceable for the balance of the Shares still in Escrow.  For example, if 20,000,000 of the Shares are released from Escrow to the Principal Shareholder, then the proxy shall continue in place for the remaining 100,000,000 Shares.

4. Transfer and Encumbrance. Subject to the terms of this Agreement, for a period beginning on the date hereof and continuing until the Shares are released from Escrow, Principal Shareholder agrees not to, directly or indirectly, transfer, sell, offer, hypothecate, assign, pledge or otherwise dispose of or encumber (“Transfer”) unless the Company consents to such Transfer in writing which such consent may be unreasonably withheld, or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Principal Shareholder’s voting or economic interest therein. Subject to the terms of this Agreement, during the term of this Agreement, Principal Shareholder agrees not to (i) grant any proxies, options or rights of first offer or refusal with respect to any of the Shares, (ii) permit any Shares to become subject to, any new pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or arrangements or (iii) enter into any voting agreement, voting trust or other voting arrangement with respect to any of the Shares.

5. Additional Covenant of Principal Shareholder. Principal Shareholder shall notify Global of any development occurring after the date of this Agreement that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties set forth in Section 2 hereof.

6. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

7. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable; and, other than in respect of Section 7, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other party hereto, except that Global may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates.

8. Termination. This Agreement will terminate automatically, without any action on the part of any party hereto, on the earlier of (a) the sale of the Shares by Principal Shareholder into the open market  and (b) at any time upon notice by Global to Principal Shareholder.

9. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York, without regard to the conflicts of laws provisions thereof.

11. Jurisdiction; Waiver of Venue. Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York (each, a “Designated Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Designated Court, and any claim that any such action or proceeding brought in any Designated Court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of Designated Courts in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Designated Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the last known address for each party.

13. Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

14. Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

15. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

16. Headings. All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Global Investor Services, Inc.

By:	/s/ Nicholas Maturo
Name:	Nicholas Maturo
Title:	Chief Executive Officer

PRINCIPAL SHAREHOLDER:

The Cougar Group

By:/s/ David C. Fender
Name: David C. Fender
Title: CEO

ANNEX A

FORM OF IRREVOCABLE PROXY

The undersigned is a party to the Voting Agreement, dated as of September 22, 2010 (the “Voting Agreement”), by and between Global Investor Services, Inc., a Nevada corporation, and the undersigned.

The undersigned hereby revokes any previous proxies previously granted with respect to any Shares (as defined in the Voting Agreement) and appoints Nicholas Maturo, Ryan Smith, and any individual who shall be designated by Global, with full power of substitution and resubstitution, as attorney-in-fact and proxy of the undersigned to attend any and all meetings of shareholders (and any adjournments or postponements thereof) of Global, solely to vote all Shares (as defined in the Voting Agreement) in accordance with the terms of the Voting Agreement. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement.

This proxy has been granted pursuant to Section 3 of the Voting Agreement. This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable during the term of the Voting Agreement to the fullest extent permitted under New York law, and except that such proxy shall terminate upon the termination of the Voting Agreement.

The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

Dated: September 23, 2010

The Cougar Group

By: /s/David C. Fender
Name: David C. Fender
Title: CEO